UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2015

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Unit Award

On April 21, 2015, the Board of Directors (the “Board”) of Eagle Rock Energy G&P, LLC (the “Company”), the general partner of the general partner of Eagle Rock Energy Partners, L.P. (the “Partnership”), on the recommendation of the Compensation Committee (the “Committee”) of the Board, authorized grants, effective April 24, 2015, of restricted units (“Restricted Units”) to named executive officers of the Company pursuant to the Amended and Restated Eagle Rock Energy Partners Long-Term Incentive Plan (the “Amended LTIP”), as indicated in the following table:

Award Recipient	Number of Restricted Units
Joseph A. Mills	368,824
Robert M. Haines	149,510
Charles C. Boettcher	161,765
Roger A. Fox	149,510

The form award agreement applicable to such Restricted Units (the “Restricted Unit Agreement”) is attached hereto as Exhibit 10.1. The Restricted Units are subject to restrictions on transferability and a substantial risk of forfeiture and are intended to retain and motivate the named executive officers. A named executive officer shall have all the rights of a unitholder in the Partnership with respect to the Restricted Units, including the right to vote and to receive distributions thereon if and when distributions are made by the Partnership to other unitholders (except that such named executive officers are not eligible to receive distributions payable on the Restricted Units with respect to the first quarter of 2015). The Restricted Units vest and the forfeiture and transfer restrictions will lapse annually in substantially equal one-third (1/3) increments as long as the award recipient remains continuously employed by, or a service provider to, the Company and its affiliates.

Notwithstanding the foregoing, if a Change of Control occurs prior to the final vesting date and a named executive officer’s employment or service relationship is terminated on or after the date of the Change of Control without Cause or for Good Reason (each term as defined in the Restricted Unit Agreement), then the restrictions on any and all unvested Restricted Units shall automatically lapse on the 60th day following the date of termination; provided that the named executive officer executes a general release of all claims and does not revoke such release. Upon a named executive officer’s termination due to death or Disability (as defined in the Restricted Unit Agreement) prior to the final vesting date, all Restricted Units that have not yet vested as of the date of termination shall immediately become fully vested and nonforfeitable. Upon any other termination of a named executive officer’s employment or service relationship that is not described above prior to the final vesting date, all of the unvested Restricted Units shall terminate automatically and be cancelled; provided that the Committee, in its sole and absolute discretion, may decide to vest all or any portion of Restricted Units granted that remain outstanding and unvested immediately prior to the date of termination.

The foregoing summary of the Restricted Unit Agreement is not a complete description of the terms of the form of Restricted Unit Agreement and is qualified by reference to the full text of such agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Performance Unit Award

On April 21, 2015, upon recommendation of the Committee, the Board also authorized grants, effective April 24, 2015, of performance units (“Performance Units”) to named executive officers of the Company pursuant to the Amended LTIP as indicated in the following table:

Award Recipient	Number of Performance Units
Joseph A. Mills	332,273
Robert M. Haines	134,694
Charles C. Boettcher	145,734
Roger A. Fox	134,694

The form award agreement applicable to such Performance Units (the “Performance Unit Agreement”) is attached hereto as Exhibit 10.2. Performance Units are described in the Amended LTIP as phantom units subject to restrictions that lapse based on the performance of the Partnership, as measured by total unitholder return in comparison to a peer group, and a continued service requirement.

Performance Units represent hypothetical units of the Partnership and are not actual common units of the Partnership (“Units”). Performance Units settle in Units rather than cash. The named executive officers shall not be, nor have any of the rights and privileges (including voting privileges) of, a unitholder or limited partner of the Partnership with respect to any Performance Units prior to the settlement, if any, of such Performance Units in Units of the Partnership at the applicable vesting times.

The right to receive Units with respect to the Performance Units depends on:

(i) the level of total unitholder return attained by the Partnership over the applicable Performance Period (as defined in the Performance Unit Agreement) (which, for the Performance Units granted effective April 24, 2015, is generally March 31, 2015 though March 31, 2018), as measured against the Partnership’s peer group and as described in the Performance Unit Agreement, provided that the number of Units that may be earned in respect of the Performance Units will either be 0% of the Performance Units, for performance at anything less than the 50th percentile of the peer group, or in a range of 70% to 200% of the Performance Units, for performance from the 50th percentile to the 100th percentile of the peer group over the same Performance Period, and

(ii) the satisfaction of a continued service requirement, which is generally continued service through the last day of the Performance Period.

In the event the Partnership pays any distributions in respect of its outstanding Units, the Performance Units will be grossed-up by an additional number of Performance Units as determined in the Performance Unit Agreement. Any Performance Units that do not become Earned Performance Units (as defined in the Performance Unit Agreement) shall in all events terminate, expire and otherwise be forfeited by the named executive officer on the last day of the Performance Period.

Notwithstanding anything to the contrary in the foregoing, if a Change of Control (as defined in the Performance Unit Agreement) occurs prior to the last day of the Performance Period, a named executive officer shall be deemed, subject to the terms of the Amended LTIP, to have earned a number of Earned Performance Units based on the Partnership’s total unitholder return as measured against the Partnership’s peer group from the first day of the Performance Period through the date of the Change of Control as further described in the Performance Unit Agreement, but the final vesting (in Units) of such Earned Performance Units will remain subject to the named executive officer’s continuous service with the Partnership or any successor to the Partnership through the last day of the Performance Period; provided, however, that if a named executive officer’s employment with the Company is terminated thereafter without Cause or for Good Reason (as such terms are defined in the Performance Unit Agreement), then the final vesting (in Units) of the Earned Performance Units shall be accelerated in full upon such termination; provided further that the named executive officer executes a general release of all claims and does not revoke such release.

Upon any termination of a named executive officer’s employment with the Company due to death or Disability (as defined in the Performance Unit Agreement), any unearned Performance Units shall vest at 100%.

Further, upon any termination of a named executive officer’s employment with the Company prior to the last day of the Performance Period, except as discussed above with respect to terminations due to death or Disability or on or after a Change of Control without Cause or for Good Reason, all of the Performance Units that remain outstanding and unvested shall terminate automatically and be cancelled; provided that the Committee, in its sole and absolute discretion, may decide to vest and make payment with respect to all or any portion of Performance Units that remain outstanding and unvested immediately prior to the date of termination.

The foregoing summary of the Performance Unit Agreement is not a complete description of the terms of the form of Performance Unit Agreement and is qualified by reference to the full text of such agreement, which is attached as Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description

10.1	Form of Restricted Unit Agreement for Officers under the Amended and Restated Eagle Rock Energy Partners Long-Term Incentive Plan.

10.2	Form of Performance Unit Agreement for Officers under the Amended and Restated Eagle Rock Energy Partners Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: April 24, 2015	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Unit Agreement for Officers under the Amended and Restated Eagle Rock Energy Partners Long-Term Incentive Plan.

10.2	Form of Performance Unit Agreement for Officers under the Amended and Restated Eagle Rock Energy Partners Long-Term Incentive Plan.